UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2006

Sybron Dental Specialties, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16057	33-0920985
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification Number)

100 Bayview Circle, Ste. 6000

Newport Beach, CA 92660-8915

(Address of principal executive offices)

(949) 255-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 23, 2006, Sybron Dental Specialties, Inc. (the “Company”) and certain subsidiaries of the Company entered into a new credit agreement (the “Credit Facility”) with Bank of America, N.A., as syndication agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Chicago Branch, Calyon New York Branch and LaSalle Bank National Association, as co-documentation agents and Credit Suisse, Cayman Islands Branch, as administrative agent for the lenders. The Credit Facility provides the Company with a five-year revolving credit facility of $250 million and the option to pursue up to an additional $400 million of capacity, at any time during the five year period, making the total potential capacity of the Credit Facility $650 million.

Initial borrowings under the Credit Facility were used to retire the $35.8 million of outstanding debt related to the Company’s previous credit facility.

The following is a description of the material terms of the Credit Facility, which description is qualified in its entirety by reference to the Credit Facility, a copy of which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated herein by reference:

•	The Company, and certain of its domestic subsidiaries (the “Domestic Borrowers”), may borrow up to $250 million under the Credit Facility and can request up to an additional $400 million of capacity, at any time during the five year period, making the total potential capacity of the Credit Facility $650 million. The Company’s foreign subsidiary Hawe Neos Holdings, S.A. (“Hawe Neos”) may borrow up to $100 million under the facility, provided that any borrowings by Hawe Neos will correspondingly reduce amounts available for borrowing by the Company and the Domestic Borrowers.

•	The Credit Facility is jointly and severally guaranteed by the Company and the Domestic Borrowers and each of their present and future direct and indirect wholly-owned material domestic subsidiaries, and is secured by the capital stock of each material domestic subsidiary. In addition, the Credit Facility is secured by a pledge of 65% of the equity interest of Sybron Canada Limited Partner Company, a first-tier foreign subsidiary and the indirect parent of Hawe Neos. Any borrowing by Hawe Neos is also guaranteed by certain foreign subsidiaries and is secured by a pledge of 100% of the equity interests of Sybron Canada Limited (Hawe Neos’ direct parent) as well as by the equity interests of Hawe Neos’ subsidiaries.

•	The Credit Facility may be prepaid at any time without penalty except for LIBOR and Eurodollar breakage costs.

•

Amounts borrowed under the Credit Facility will bear interest, at the Company’s option, at a per annum rate equal to either (a) the LIBOR, plus between 50 and 125 basis points, or (b) the Base Rate, plus between 0 and 25 basis points, in each case as determined on a quarterly basis according to a leveraged-based pricing grid with leverage ratios from 1.00x to 2.50x. Under the Company’s current financial ratios, the new revolving credit facility will carry an interest rate of LIBOR plus 62.5 basis points. The Company’s previous revolving credit facility carried an interest rate of LIBOR plus 175 basis points. The annual commitment fee on the unused portion of the Credit Facility will vary from 0.125% to 0.25% based on the quarterly leverage ratio.

•	The Credit Facility requires the Company and its subsidiaries to comply with various covenants pertaining to the compliance with laws, maintenance of insurance, keeping of books, conduct of business, maintenance of properties, payment of taxes, compliance with ERISA regulations, inspection of records, and furnishing of quarterly and annual financial statements, environmental rules and regulations, quarterly compliance certificates and other financial information.

•	The Credit Facility restricts the Company and its subsidiaries from engaging in certain conduct including restrictions on:

•	the amount the Company can spend in the payment of dividends, repurchases and retirement of common stock ($100 million plus an amount equal to 50% of Consolidated Net Income of the Company and its subsidiaries from the Closing Date to the date of determination);

•	the amount of other indebtedness the Company and its subsidiaries can incur;

•	the Company’s ability to incur contingent obligations and to allow liens and encumbrances to be placed on its assets;

•	the sale by the Company and it subsidiaries of their assets;

•	the amount that can be expended for investments, loans and advances; and

•	certain transactions with shareholders of the Company.

•	The Credit Facility requires the Company to comply with the following financial ratios (calculated on a consolidated basis):

•	Minimum Interest Coverage Ratios (The Company and each other Borrower may not permit the ratio of (i) consolidated earnings before interest, taxes, depreciation and amortization to (ii) consolidated interest expense for any four fiscal quarter period to be less than 3.00 to 1.00).

•	Maximum Consolidated Leverage Ratio (The Company may not permit the consolidated leverage ratio as of the last day of any fiscal quarter to exceed 3.00 to 1.00).

•

The Company is required to repay in full any amounts borrowed under the Credit Facility, upon the occurrence of any events of default, which include the (i) failure to pay when due any principal and interest on loan, (ii) default in other major agreements, (iii) breach of certain covenants of the Credit Facility agreement, (iv) breach of warranty to the lenders, (v) other defaults that have not been remedied or waived within 30 days, (vi) involuntary and voluntary bankruptcy, (vii) becoming subject to judgments and attachments for over $10 million, (viii) dissolution, (ix) becoming subject to liability under ERISA for more than $10 million, (x) change in control, (xi) invalidity of collateral and security to the lenders and (xii) default under the Company’s senior subordinated notes.

Approximately $1.3 million in fees and expenses related to the Credit Facility, as well as $1.7 million of financing fees related to the previous credit facility will be amortized over the five year term of the Credit Facility.

A copy of the press release announcing the Company’s entry into the Credit Facility is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On March 23, 2006, as a result of the Company’s entry into the Credit Facility described in Item 1.01 of this Current Report on Form 8-K, the Company terminated its existing $350.0 million syndicated credit facility for which Credit Suisse First Boston was the administrative agent. The Company used initial borrowings under its new credit facility to retire all of the $35.8 million of borrowings outstanding as of March 23, 2006 under the previous credit facility.

In conjunction with the termination of the previous credit facility, the Company will record a non-cash charge of approximately $1.9 million in the quarter ended March 31, 2006 as it will expense a portion of the remaining unamortized deferred financing fees related to its previous credit facility.

Item 2.03	Creations of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.02 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description	Incorporated Herein by Reference To	Filed Herewith
10.1	Credit Agreement, dated as of March 23, 2006, between Registrant and certain of its subsidiaries and Credit Suisse, Cayman Islands Branch and other lenders		X

99.1	Press Release of Sybron Dental Specialties, Inc. dated March 29, 2006 announcing the Company’s entry into a new credit facility and the termination of the Company’s existing credit facility		X

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYBRON DENTAL SPECIALTIES, INC.

Date: March 29, 2006	By:	/s/ STEPHEN J. TOMASSI
Stephen J. Tomassi Vice President - General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description	Incorporated Herein by Reference To	Filed Herewith
10.1	Credit Agreement, dated as of March 23, 2006 between Registrant and certain of its subsidiaries and Credit Suisse, Cayman Islands Branch and other lenders		X

99.1	Press Release of Sybron Dental Specialties, Inc. dated March 29, 2006 announcing the Company’s entrance into a new credit facility and the termination of the Company’s existing credit facility		X